Exhibit 10.6

AMENDMENT NO. 5

TO

ASSET/SHARE PURCHASE AGREEMENT

This Amendment No .5 (the “Amendment”) dated 28th February, 2022 modifies the Asset Share Purchase Agreement, as amended, between Sharps Technology, Inc. (“Sharps” or “Buyer”), Safeguard Medical *Hungary) Kft (“Safegard” or “Company”), Numan Holding Ltd (“Numan” or “Shareholder”), Cortrus Services S.A. (“Cortrus”) and Latitude Investments Limited (“Latitude”) originally dated June 10, 2020 (“Purchase Agreement”).

Sharps, Safegard, Numan, Cortrus and Latitude are collectively referred to as the “Parties”.

WHEREAS, the Parties entered into the Purchase Agreement whereby Sharps, subject to the terms and conditions of the Purchase Agreement, received the right to purchase 100% of the Business Share or Assets of Safegard;

WHEREAS, the Purchase Agreement was amended, amongst others, by Amendment No. 3 on October 28, 2020 (“Amendment No. 3”) to provide an extension of the agreed closing date by amending the definition of “Closing Date” in Section 1 of the Purchase Agreement;

WHEREAS, Amendment No. 3 also constituted the Notice required to be provided by Sharps to Numan pursuant to section 7.7 of the Purchase Agreement confirming Sharp’s decision to proceed with the Purchase Agreement;

WHEREAS, the Purchase Agreement was amended, yet again, by Amendment No. 4 on July 19, 2021 (“Amendment No. 4”) to provide a further extension of the agreed closing date by amending the definition of “Closing Date” in Section 1 of the Purchase Agreement;

WHEREAS, Amendment No. 4 also constituted the Exercise Notice required to be provided by Sharps to Numan pursuant to section 7.10 of the Purchase Agreement confirming Sharp’s decision to proceed with the purchase of the Business Share under the Purchase Agreement; and

WHEREAS, the Parties desire to further amend the terms of the Purchase Agreement as set forth below, with the understanding that all other provision of the Purchase Agreement shall remain unchanged.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Parties hereto agree as follows:

1.	The Parties agree that the definition of the “Closing Date” in Section 1 of the Purchase Agreement, as amended by Amendment No. 4 b e deleted in its entirety and replaced with the following wording:

“Closing Date” means the date specified in the Exercise Notice pursuant to Section 7.10 (as amended in this Amendment), with such Closing Date being no later than 5pm European Standard Time on April 15, 2022.

2.	Sharps shall have continuing access to the Factory from the date of this Amendment to the Closing Date (as defined in this Amendment) in accordance with the Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

SIGNED by for and on behalf of SHARPS TECHNOLOGY INC.

SIGNED	/s/ Alan Blackman
NAME	Alan Blackman, Director

SIGNED by for and on behalf of SAFEGARD MEDICAL (HUNGARY) Kft

SIGNED	/s/ Filippi Filippo
NAME	Filippi Filippo

SIGNED by for and on behalf of CORPSERVE LIMITED, as sole corporate director of NUMAN HOLDING LTD

SIGNED	/s/ Chris Spencer /s/ J. Brosi
NAME	Chris Spencer J. Brosi

SIGNED by for and on behalf of CORPSERVE LIMITED, as sole corporate director of CORTRUS SERVICES S.A.

SIGNED	/s/ Chris Spencer /s/ J. Brosi
NAME	Chris Spencer J. Brosi

SIGNED by for and on behalf of KESTREL S.A. as sole corporate director of LATITUDE INVESTMENTS LIMITED

SIGNED	/s/ Jesahel Rufener Macario /s/ Jonathan Gore
NAME	Jesahel Rufener Macario / Jonathan Gore